UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 1, 2012

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2012, Rogers Corporation (the “Company”) entered into a General Release and Separation Agreement (the “Agreement”) with Michael D. Bessette, its former Senior Vice President, Advanced Circuit Materials Division.  A brief description of the Agreement is provided below.

In exchange for signing the Agreement and Mr. Bessette’s continued compliance with the surviving provisions of the Employment Agreement dated August 4, 1976, the Company agreed to provide the following benefits to Mr. Bessette:

(i)           36 weeks of salary continuation in addition to the amount he is entitled to receive under the Rogers Severance Policy, for a total of 94 weeks of salary continuation equal in the aggregate to $477,238;

(ii)           continued medical, dental, vision and employee assistance program coverage through February 11, 2014, and continued group term life insurance coverage equal to $14,380.00 through March 9, 2013;

(iii)           full vesting of all unvested time-based restricted stock units;

(iv)          a pro-rata incentive payment for any amounts that may become payable under the Annual Incentive Compensation Plan (AICP) for FY 2012;

(v)           a lump sum payment of $6,000; and

(vi)          six months of outplacement assistance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
By:	/s/ Dennis M. Loughran
Dennis M. Loughran Vice President, Finance and
Chief Financial Officer

Date:  May 7, 2012